SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


           THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), effective as of December 6, 1999, is entered into by and between Avatex Corporation (the "Company"), and Abbey J. Butler (the"Executive").

           WHEREAS, the Company and the Executive are parties to an Employment Agreement dated and effective as of February 27, 1995, as amended by the amendment thereto dated as of February 1, 1998 (the "Agreement"); and

           WHEREAS, in connection with the merger involving the Company and Xetava Corporation and the related transactions that are being consummated on or about December 6, 1999, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. is providing certain opinions on which the Company's Board of Directors is relying, including an opinion with respect to the solvency of the Company (the "Opinion"); and

           WHEREAS, the Opinion is conditioned on, among other things, the Company and the Executive entering into this Amendment;

           NOW, THEREFORE, the Company and the Executive hereby agree that the Agreement shall be, and hereby is, amended by adding a new Section 5(e) to the Agreement, immediately following the unnumbered paragraph beginning with the words "Without in any way limiting ...," as follows:

                     Notwithstanding anything in this Agreement to the contrary, the Executive hereby waives his right to immediate payment of any severance or other benefits if his employment with the Company is terminated by the Company for reasons other than those set forth in Subsection 5(c) hereof or if there is Termination Without Just Cause by the Executive under
                     Section 5(d) hereof, provided that (i) such waiver shall not apply to any termination pursuant to the terms of the paragraph immediately preceding this subsection (other than as a result of the merger involving the Company and Xetava Corporation and the related transactions that are being consummated on or about December 6, 1999 (the "Merger"), or actions involving Phar-Mor, Inc. or other entities affiliated with the Executive, in which case the foregoing waiver will apply), and (ii) notwithstanding such waiver, severance and other benefits may be deferred and paid after
                     (x) the promissory note dated October 9, 1997 executed by the Company in favor of Bart A. Brown, Jr., as Trustee, and
                     (y) the promissory notes issued in connection with the Merger to certain electing preferred stock holders of the Company, are paid or otherwise satisfied, at which time the waiver will expire.



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           Except as expressly provided in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

           IN WITNESS WHEREOF, the parties have executed this Amendment effective on the date and year first above written.


                                              AVATEX CORPORATION

                                              By: /s/ Melvyn J. Estrin
                                                  -----------------------------
                                                  Melvyn J. Estrin
                                                  Co-Chief Executive Officer


                                              /s/ Abbey J. Butler
                                              ---------------------------------
                                              Abbey J. Butler